Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this ___ day of February 2023 by and among Nowtransit, Inc., a Nevada corporation (“NOWTRANSIT”), Justin Earl in his capacity as a representative of the NOWTRANSIT Shareholders for certain purposes described herein (the “NOWTRANSIT Shareholder Representative”) Best 365 Labs, Inc., a Nevada corporation (“BEST”), each of the shareholders of BEST listed on Schedule 1.01 hereto (the “BEST Shareholders”) and Darren Lopez in his capacity as a representative of the BEST Shareholders for certain purposes described herein (the “BEST Shareholder Representative”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

A.    The boards of directors of NOWTRANSIT and BEST, and the BEST Shareholders, have determined that an acquisition of all of the issued and outstanding shares of capital stock of BEST by NOWTRANSIT through a share exchange upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”) would be in the best interests of NOWTRANSIT and BEST, and the boards of directors of NOWTRANSIT and BEST have each approved the Share Exchange, pursuant to which all of the right, title and interest in and to all of the issued and outstanding shares of capital stock (the “BEST Shares”) of BEST (collectively, the “Ownership Interest”) will be exchanged for 34,371,100 shares of common stock of NOWTRANSIT or such other number as equals the Stated Percentage as of the Closing (the “Exchange Shares”).

B.    The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Share Exchange and also to prescribe various conditions to the Share Exchange.

C.    For federal income tax purposes, the parties intend that the Share Exchange shall qualify as reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE 1.
THE SHARE EXCHANGE

1.01    Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Parties shall do the following:

(a)    Each BEST Shareholder shall transfer, convey, assign, and deliver all BEST Shares included in the Ownership Interest owned by such BEST Shareholder as set forth on Schedule 1.01 to NOWTRANSIT, together with such documents evidencing the transfer and assignments of their respective interests in BEST in the form satisfactory to NOWTRANSIT.  The Ownership

Interest transferred to NOWTRANSIT at the Closing, which are set forth on Schedule 1.01, constitute 100% of the issued and outstanding shares of capital stock of BEST.

(b)    As consideration for its acquisition of the Ownership Interest, NOWTRANSIT shall issue the Exchange Shares to the BEST Shareholders in the amounts set forth opposite each BEST Shareholder’s name on Schedule 1.01 hereto by issuing or causing the issuance of such Exchange Shares to the BEST Shareholders in book entry form with NOWTRANSIT’s transfer agent.

(c)    For federal income tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code and the parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith.

1.02    Closing. The closing (“Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place remotely within three business days following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby or such other date and times as the Parties may mutually determine (the “Closing Date”), unless another date or place is agreed to in writing by NOWTRANSIT and BEST.

1.03    Appointments and Resignations.

(a)    As of the Closing, Justin Earl shall remain on the NOWTRANSIT board of directors; all other directors of NOWTRANSIT, if any, shall resign from the board of directors of NOWTRANSIT, the number of directors shall be set at three and Darren Lopez and John Chymboryk shall be appointed as directors of NOWTRANSIT until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with NOWTRANSIT’s Articles of Incorporation and Bylaws.

(b)    Justin Earl shall resign as an officer of NONTRANSIT, effective the Closing Date, and the nominees of BEST shall, as of the Closing, be appointed as the officers of NOWTRANSIT until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with NOWTRANSIT’s Articles of Incorporation and Bylaws.

1.04    Issuance of NOWTRANSIT Common Stock. Simultaneous with the Closing of the Share Exchange, NOW TRANSIT shall, as a condition of Closing, cause a number of Exchange Shares to be issued to the BEST Shareholders so that upon Closing, and after the issuance of those shares, the BEST Shareholders will collectively own 85.39% of the issued and outstanding shares of NOWTRANSIT’s common stock, on a fully diluted basis (i.e. after giving effect to “NOWTRANSIT Common Stock Equivalents” as defined herein) (the “Stated Percentage”).

ARTICLE 2.
BEST SHAREHOLDER MATTERS

2.01    Representations and Warranties of the BEST Shareholders. Each BEST Shareholder, individually for itself only and not for any other BEST Shareholder, represents and warrants to NOWTRANSIT that the following representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

(a)    Title. Such BEST Shareholder is the sole record owner of all of the BEST Shares as specified on Schedule 2.01 and owns the BEST Shares, free of any claim, lien, security interest or encumbrance of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the BEST Shares free of any such claim, lien, security interest or encumbrance. . Such BEST Shareholder is the sole record and beneficial owner of the outstanding BEST Shares.

(b)    Power and Authority. Such BEST Shareholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such BEST Shareholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by such BEST Shareholder to the extent necessary.

(c)    No Conflict. The execution and delivery of this Agreement by such BEST Shareholder and the observance and performance by such BEST Shareholder of the terms and provisions contained herein do not constitute a violation or breach by such BEST Shareholder of any applicable Laws, or any provision of any other contract or instrument to which such BEST Shareholder is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, Bylaw or regulation applicable to such BEST Shareholder. As used in this Agreement, “Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority.

(d)    BEST Shareholder Approvals. If such BEST Shareholder is an entity, the board of directors, manager or other comparable authority of such BEST Shareholder has approved this Agreement and the transactions contemplated hereby in the manner required by all applicable laws and agreements or other documents applicable to such BEST Shareholder, which approvals have not been subsequently rescinded or modified in any way.

(e)    No Insolvency. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating such BEST Shareholder or an Affiliate thereof as the bankrupt or the insolvent, are pending or, to the Knowledge of such BEST Shareholder, threatened, and such BEST Shareholder has not made an assignment for the benefit of creditors, nor has such

BEST Shareholder or any Affiliate thereof taken any action with a view to, or which would constitute the basis for the institution of any such insolvency proceedings.

(f)    Litigation. [Except as disclosed in Schedule 2.01(f)] There are no actions, suits, or proceedings pending or, to such BEST Shareholder’s Knowledge, threatened, which could in any manner restrain or prevent such BEST Shareholder from exchanging its BEST Shares pursuant to the terms and provisions of this Agreement.

(g)    Brokers. [Except as disclosed in Schedule 2.01(g)] Such BEST Shareholder has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(h)    No Restrictions. Other than this Agreement, such BEST Shareholder is not a party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any BEST Shares, or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the BEST Shares.

(i)    Investment Intent. The Exchange Shares to be received by such BEST Shareholder hereunder will be acquired for investment and only for such BEST Shareholder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such BEST Shareholder has no present intention of publicly selling, granting any participation in, or otherwise distributing the same; provided, that, by making the representations herein, other than as set forth herein, such BEST Shareholder does not agree to hold any of the Exchange Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Exchange Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration (provided that such BEST Shareholder complies with the conditions thereof) and in compliance with applicable federal and state securities laws.

(j)    Investment Experience. Such BEST Shareholder represents that: (a) it is able to fend for itself; (b) can bear the economic risk of its investment in the Exchange Shares; and (c) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risk of its investment in the Exchange Shares.

(k)    Accredited Investor Status. Unless otherwise disclosed in Schedule 2.01(k), such BEST Shareholder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, of 1933, as amended (the “Securities Act”).

(l)    Status of Exchange Shares. Such BEST Shareholder understands and agrees as follows: (a) the Exchange Shares constitute “restricted securities” under the Securities Act inasmuch as they are being acquired from NOWTRANSIT in a transaction not involving a public offering; (b) subject to limited exceptions, the Exchange Shares may not be resold, disposed of or transferred, in whole or in part, without registration under the Securities Act; and (c) it must bear the economic risk of this investment indefinitely unless the Exchange Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

(m)    Legends. Such BEST Shareholder acknowledges that all certificates or other instruments representing the Exchange Shares shall bear a restrictive legend substantially as provided in Section 2.02(c):

(n)    No Consents. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental or self-regulatory agency or body or any other person is required to be obtained, made or given by such BEST Shareholder in connection with the execution and delivery of this Agreement or any other agreements or instruments executed and delivered hereunder or thereunder by such BEST Shareholder, or the performance of any obligations hereunder or thereunder by such BEST Shareholder, including the sale and delivery of the BEST Shares by such BEST Shareholder pursuant to this Agreement.

(o)    Shell Status. Such BEST Shareholder acknowledges that (i) NOWTRANSIT is a shell corporation with no assets or liabilities and has its common stock quoted on the Pink market of OTC Markets, (ii) that the Exchange Shares must be held for at least 12 months under Rule 144(i) of the Securities Act and (iii) NOWTRANSIT voluntarily files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

(p)    NOWTRANSIT Information. Such BEST Shareholder has been afforded an opportunity to discuss NOWTRANSIT’s business, management and financial affairs with NOWTRANSIT and has had the opportunity to ask questions of and receive answers from, NOWTRANSIT regarding the terms and conditions of the Exchange Shares.

(q)     Residence. Such Best Shareholders reside in the State identified in the Signature Page of this Agreement executed by such Shareholder.

2.02    BEST Shareholder Covenants, Acknowledgements and Agreements. Each BEST Shareholder, individually for itself only and not for any other BEST Shareholder, covenants, acknowledges and agrees as follows:

(a)    NOWTRANSIT may refuse to effect any transfer of the shares not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state securities laws and the provisions of this Agreement

(b)    NOWTRANSIT may make a notation on its records or give instructions to the registrar and transfer agent of NOWTRANSIT in order to implement the restrictions on transfer set forth and described herein;

(c)    NOWTRANSIT’s records (including those of its transfer agent) evidencing, and/or any certificates representing, the Exchange Shares, shall bear a restrictive legend, substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS”; and

(d)    Such BEST Shareholder shall not, for a period of 12 months following the Closing, (i) offer for sale, sell, pledge, transfer, or otherwise dispose of its Exchange Shares, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of its Exchange Shares, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of its Exchange Shares, or (iv) publicly disclose the intention to do any of the foregoing.

(e)    Notwithstanding the foregoing provisions of Section 2.02(d), the restrictions set forth in (i) through (iv) above shall not apply to: (A) transfers of Exchange Shares as a bona fide gift; (B) transfers of Exchange Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of such BEST Shareholder; (C) transfers of Exchange Shares to any beneficiary of such BEST Shareholder pursuant to a Will, trust instrument or other testamentary document or applicable laws of descent; or (D) transfers of Exchange Shares to any Affiliate of such BEST Shareholder; provided that, in the case of any transfer or distribution pursuant to clauses (A) through (D) above, each donee, distributee or transferee shall sign and deliver to NOWTRANSIT, prior to such transfer, an agreement with terms substantially identical to those set forth in this Section 2.02, including Section 2.02(d).

(f) Such Best Shareholder understands and agrees that, notwithstanding anything in this Agreement to the contrary, Nowtransit will not, and will be under no obligation to, file a registration statement registering the resale of the Exchange Shares or any other shares of Nowtransit Common Stock or Nowtransit Common Stock Equivalents issued or issuable to Best Shareholders or holders of Best Common Stock Equivalents for a period of at least 12 months following the Closing.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.01    Representations and Warranties of BEST and the BEST Shareholder Representative.  BEST and the BEST Shareholder Representative hereby represent and warrant to NOWTRANSIT that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

(a)    Organization, Standing and Power. BEST is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  BEST is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in Section 9.02).

(b)    Subsidiaries. BEST does not have any Subsidiaries.

(c)    Corporate Documents. Schedule 3.01(c) sets forth a true and correct copy of BEST’s Articles of Incorporation and Bylaws as currently in effect. The shareholder list provided to BEST is a current shareholder list getting forth all of BEST’s common stock shareholders, and such list accurately reflects all of the issued and outstanding shares of BEST common stock. The minute books (containing the records or meetings of the shareholders, the board of directors and any committees of the board of directors), and the stock certificate books and the stock record books of BEST, each as provided to BEST, are true and complete, and account for all of the issued and outstanding shares of BEST capital stock and shares which have been returned to BEST or otherwise cancelled

(d)    Authority; Non-contravention. BEST has all requisite power, authority, consents and approvals to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by BEST and the consummation by BEST of the transactions contemplated hereby have been duly authorized by all necessary action on the part of BEST. This Agreement has been duly executed and delivered by BEST and when duly executed and delivered by the other Parties hereto, will constitute a valid and binding obligation of BEST, enforceable against BEST in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement by BEST and the observance and performance by BEST of the terms and provisions contained herein (i) do not conflict with or constitute a violation or breach by BEST of any applicable Laws, or any provision of any other contract or instrument to which BEST is a party or by which it is bound or (ii) conflict with or violate any Law, order, or other restriction of any Governmental Entity or person.

(e)    Ownership Interest.  The Ownership Interest represents 100% of the issued and outstanding shares of capital stock of BEST on a fully diluted basis.  Except as set forth on Schedule 3.01(e), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of BEST.  There are no rights, commitments, agreements, arrangements or undertakings of any kind to which BEST is a party or by which it is bound obligating BEST to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital stock or other ownership interests of BEST or obligating BEST to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. BEST has no other outstanding securities eligible to vote at shareholders’ meetings.

(f)    Capitalization of BEST. BEST has authority to issue One Hundred Million (100,000,000) shares of Common Stock, $0.001 par value of which Nine Million Five Hundred Eighty Eight Thousand (9,588,000) shares are issued and outstanding. All outstanding shares of BEST’s capital stock (including the shares of Common Stock of BEST which constitute the Ownership Interest) have been duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provisions of the Laws of BEST’s jurisdiction of incorporation, BEST’s articles of incorporation or bylaws or any contract to which BEST is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of BEST having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of BEST common stock may vote. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which BEST is a party or by which it is bound, (x) obligating BEST to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, BEST, (y) obligating BEST to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic rights inuring to holders of capital stock of BEST. There are no outstanding contracts or obligations of BEST to repurchase, redeem or otherwise acquire any shares of the capital stock of BEST. Except as set forth above, no shares of capital stock or other equity securities of BEST are issued, reserved for issuance or outstanding. All of the shares of common stock issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights, free and clear of all liens and restrictions, other than restrictions on transfer imposed by this Agreement and the Securities Act, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of BEST. Schedule 3.01(f), sets forth a list of all BEST Common Stock Equivalents. “Common Stock Equivalents” means, as to BEST, any rights or securities of BEST which would entitle the holder thereof to acquire at any time BEST common stock, including, without limitation, any indebtedness, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, BEST common stock. BEST has provided NOWTRANSIT with true and accurate copies of all agreements or instruments evidencing BEST Common Stock Equivalents. Except as disclosed in Schedule 3.01(f), there are no rights, commitments, agreements, arrangements or undertakings of any kind to which BEST is a party or by which it is bound obligating BEST to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital stock or obligating BEST to issue, grant, extend or enter into any such right, commitment, agreement, arrangement or undertaking. There is no agreement between BEST and any third party to issue any Common Stock Equivalents. Except as disclosed in Schedule 3.01(f), there are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of Best.

(g)    Authority; Non-contravention.  BEST has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by BEST and the BEST Shareholders and the consummation by BEST and the BEST Shareholders of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of BEST.  This Agreement has been duly executed and delivered by BEST and when duly executed and delivered by the BEST Shareholders shall constitute a valid and binding obligation of BEST and the BEST Shareholders, enforceable against BEST and the BEST Shareholders, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(h)    Governmental Authorization.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to BEST in connection with the execution and delivery of this Agreement by BEST or the consummation by BEST of the transactions contemplated hereby. For purposes of this Agreement, “Governmental Entity”  means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(i)    Financial Statements; The BEST Financial Statements, when delivered by BEST prior to Closing pursuant to Section 5.05 of this Agreement, will fairly present the financial condition of BEST at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, will reflect all claims against, debts and liabilities of BEST, fixed or contingent, and of whatever nature other than those which are not, individually or in the aggregate, material in amount, or those which are not required to be disclosed or reflected on financial statements prepared in accordance with GAAP. As used in this Agreement the term “BEST Financial Statements” shall mean, collectively, audited financial statements of BEST for the fiscal year ended December 31, 2021 and unaudited financial statements through September 30, 2022, in each case prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For the purpose of this Agreement, the “BEST Balance Sheet Date” shall be December 31, 2021.

(j)    Events Subsequent to BEST Balance Sheet Date.  Except as set forth on Schedule 3.01(j) or transactions contemplated by this Agreement, since the BEST Balance Sheet Date BEST has conducted its business only in the ordinary course of business consistent with past practice and there has not been any of the following with respect to BEST:

(i)    change or amendment to its Articles of Incorporation and/or Bylaws;

(ii)    reclassification, split-up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

(iii)    direct or indirect redemption, purchase or acquisition by BEST of any of its capital stock or of any interest in or right to acquire any such stock;

(iv)    issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock other than pursuant to the employee stock option plans and stock transactions disclosed in Schedule 3.01(j);

(v)    declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

(vi)    event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BEST;;

(vii)    issuance of any note, bond or other debt security, or creation, incurrence, assumption, or guarantee any indebtedness for borrowed money or capitalized lease obligation involving more than $2,500;

(viii)    creation or other incurrence by BEST of any lien on any asset other than in the ordinary course consistent with past practices;

(ix)    capital expenditure (or series of related capital expenditures) involving more than $10,000 and outside the ordinary course of business;

(x)    capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans and acquisitions) involving more than $2,500 and outside the ordinary course of business;

(xi)    transaction or commitment made, or any contract or agreement entered into, by BEST relating to its assets or business (including the disposition of any assets) or any relinquishment by BEST of any contract or other right, in either case, material to BEST, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

(xii)    entry into any employment agreement or consulting agreement similar in substance to an employment agreement or entry into any collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xiii)    increase in the compensation of any of its directors, officers and employees;

(xiv)    entrance into any transaction with any officer, director or other Affiliate of BEST other than as disclosed in this Agreement including the disclosure schedules;

(xv)    payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any material liability when due;

(xvi)    other event or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on BEST, (whether BEST or not similar to any of the foregoing); or

(xvii)    agreement or commitment to do any of the foregoing.

(k)    Certain Fees.  Except as set forth on Schedule 3.01(k), no brokerage or finder’s fees or commissions are or will be payable by BEST, or as a result of any agreement entered into by or any other action taken by BEST, to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(l)    Litigation; Labor Matters.

(i)    Except as set forth on Schedule 3.01(k), there is no suit, action or proceeding or investigation (including any preliminary inquiry however any Governmental Entity terms such a matter) pending before any Governmental Entity, or to the Knowledge of BEST, threatened, against or affecting BEST or its assets nor is there any judgment, decree, injunction, or order of any Governmental Entity outstanding against BEST..

(ii)    BEST is not a party to, or bound by, any collective bargaining agreement, contract or other labor union agreements or understandings with a labor union or labor organization.

(iii)    Except as set forth on Schedule 3.01(k), in the past five years, BEST has not received any complaints or allegations of sexual harassment or other form of sexual misconduct which has been alleged to have been committed by any officer, director, employee or contractor or any person who formerly acted in such capacity.

(m)    Tax Returns and Tax Payments.

(i)    BEST has timely filed with the appropriate taxing authorities all Tax Returns, as that term is hereinafter defined, required to be filed by it (taking into account all applicable extensions).  Except as set forth on Schedule 3.01(m), all such Tax Returns are true, correct and complete in all material respects.  Except as set forth on Schedule 3.01(m), all Taxes, as that term is hereinafter defined, due and owing by BEST have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required).

(ii)    No material claim for unpaid Taxes has been made or become a lien against the property of BEST or is being asserted against BEST, no audit of any Tax Return of BEST is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by BEST and is currently in effect.  BEST has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(iii)    As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.  As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes.

(n)    Compliance with Laws.  BEST is in compliance with all applicable Laws in all material respects, including but not limited to all Laws relating to (i) cyber security, data privacy, data security, or the collection, processing or use of personal information, (ii) digital online marketing, (iii) occupational health and safety, (iv) employment and labor matters, (v) product quality and safety, and (v) environmental matters including climate change.  BEST has not received any written (including email or other form of electronic communication) notice regarding any material violation of any Laws, including any investigatory, remedial or corrective obligations.  BEST does not conduct business in any country that requires it to comply with the EU General Data Protection Regulation

(o)    Material Contract Defaults.  BEST is not, nor has it received any notice or has any Knowledge that any other party is, in violation, breach or default in any respect under any Material Contract, except for violations, breaches or defaults would not reasonably be expected to result in a Material Adverse Effect on BEST.  For purposes of this Agreement, a “Material Contract” means any written or oral contract, agreement or commitment that is in effect or is currently expected to be in effect as of the Closing Date to which BEST is a party (i) with expected receipts or expenditures in excess of $10,000, (ii) requiring BEST to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000, including guarantees of such indebtedness. Schedule 3.01(o) sets forth all Material Contracts to which BEST is a party.

(p)    Intellectual Property. BEST owns all patents, patent rights, designs, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, brands, logos licenses, copyrights, works of authorship, computer software, computer programs, operating systems, firmware, source code, internet domain names, databases, data files, protocols, specifications, collections, tools, methods, processes, techniques, and other intellectual property rights or proprietary rights (collectively, “Intellectual Property Rights”) that are material to the conduct of its business, which are listed on Schedule 3.01(p). Schedule 3.01(p) contains a correct, current, and complete list of all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other contracts, whether written or oral, relating to Intellectual Property Rights to which BEST is a party, beneficiary, or otherwise bound (the “IP Agreements”): (A) under which BEST is a licensor or otherwise grants to any person any right or interest relating to any Intellectual Property Rights; (B)

under which BEST is a licensee or otherwise granted any right or interest relating to the Intellectual Property Rights of any person; and (C) which otherwise relate to BEST’s ownership or use of Intellectual Property Rights. Each IP Agreement is valid and binding on and in favor of BEST in accordance with its terms and is in full force and effect. Neither BEST nor, to BEST’s Knowledge, any other party thereto is or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any IP Agreement. Except as set forth on Schedule 3.01(p), BEST is the sole and exclusive legal and beneficial, and with respect to any registrations related to the Intellectual Property Rights, record owner, of all right, title, and interest in and to the Intellectual Property Rights, and has the valid and enforceable right to use all other Intellectual Property Rights used in or necessary for the conduct of its business as currently conducted and as proposed to be conducted, in each case, free and clear of all lien, charge, encumbrance, lease, license, easement, restriction, encroachment, security interest, claim or similar interest (each, an “Encumbrance”). BEST is in actual possession of and has exclusive control over a complete and correct copy of the source code for all proprietary components of its products, including all previous major releases and all other material proprietary software related thereto. There are no claims pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right. The conduct of BEST’s business as currently and formerly conducted and as proposed to be conducted, including the use of the Intellectual Property Rights in connection therewith, and the products, processes, and services of BEST have not infringed, misappropriated, or otherwise violated, and will not infringe, misappropriate, or otherwise violate, the Intellectual Property Rights or other rights of any other person. BEST and any third party licensors have timely paid all maintenance fees, annuities, and other payments due or payable in respect of BEST’s Intellectual Property Rights, and properly obtained and timely filed with the applicable Governmental Entity all statements, declarations, certificates, and other documents, in each case to the extent necessary to prosecute and maintain such Intellectual Property Rights. BEST has entered into binding, valid and enforceable, written contracts with each current and former employee and independent contractor whereby such employee or independent contractor: (A) acknowledges BEST’s exclusive ownership of all Intellectual Property Rights invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with BEST; (B) grants to BEST a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property Rights; and (C) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property Rights, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect BEST’s ownership interest in the Intellectual Property Rights and related registrations and filings and other documentation with each relevant Governmental Entity have been validly executed, delivered, and filed with the relevant Governmental Entities and authorized registrars. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other person in respect of, BEST’s right to own or use any Intellectual Property Rights. There is no unauthorized use, infringement or misappropriation of any Intellectual Property Rights, or any third party patents, trademarks or copyrights, including software (collectively, the “Third Party Intellectual Property Rights”), by BEST that would reasonably be expected to result in a Material

Adverse Effect. BEST is not in breach of any license or other agreement relating to any Third Party Intellectual Property Rights. Within the last three years, BEST (i) has not been a party to, or been notified in writing of, any suit, action or proceeding that involves a claim of infringement or violation of any Third Party Intellectual Property Rights; and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license agreement involving Intellectual Property against any third party.

(q)    Undisclosed Liabilities.  BEST has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except (a) those which will be adequately reflected or reserved against in the BEST Financial Statements, (b) those which have been incurred in the ordinary course of business consistent with past practice since the date of the BEST Financial Statements, (c) those which are not, individually or in the aggregate, material in amount, (d) those which are not required to be disclosed or reflected on financial statements prepared in accordance with GAAP; (e) those arising under this Agreement; or (f) [liabilities and obligations disclosed in Schedule 3.01(g).]

(r)    Insurance and Banking.

(i)    Schedule 3.01(r)(i) contains a true, correct and complete list of all insurance policies pursuant to which BEST is insured. By virtue of such insurance policies, BEST is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged, including cyber security insurance coverage that is adequate for its business as presently conducted and proposed to be conducted. All of BEST’s insurance policies are fully paid in accordance with their terms. There are no pending claims under such insurance policies. BEST has not failed to give any notice or present any claim under any such policy in a due and timely fashion. There are no outstanding unpaid claims by BEST under any such policy. BEST has not received a notice of cancellation or non-renewal of any such policy

(ii)    Schedule 3.01(r)(ii) contains an accurate list of each bank, trust company, savings institution or other financial institution with which BEST has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto, and sets forth the names of each person holding powers of attorney or agency authority from BEST and a summary of the terms thereof.

(s)    Title to Assets. BEST has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business thereof, in each case free and clear of any Encumbrance, except for (i) Encumbrances for the payment of federal, state or local taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties, and (ii) those Encumbrances set forth on Schedule 3.01(s). Except as set forth on Schedule 3.01(s), any real property and facilities held under lease by Encumbrances are held by BEST under valid, subsisting and enforceable leases with which BEST is in compliance.

(t)    Transactions with Related Parties. Except as set forth on Schedule 3.01(t), none of the officers, directors or 5% shareholders of BEST has engaged in a transaction with BEST (other than for services as employees, officers and directors) involving an amount exceeding $85,000.

(u)    Labor Relations. No labor dispute exists or, to the knowledge of BEST, is threatened with respect to any of the employees of BEST, which would be reasonably expected to result in a Material Adverse Effect on BEST. None of BEST’s employees is a member of a union that relates to such employee’s relationship with BEST. To the Knowledge of BEST, no executive officer of BEST, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party. Except as set forth on Schedule 3.01(u), BEST is not a party to or has otherwise adopted or implemented any employee benefits plan under which BEST currently has or may become subject to an obligation to provide benefits to any current or former employee, officer or director of BEST.

(v)    Questionable Payments. Neither BEST nor any director, officer, or employee of BEST has, in violation of any Law applicable to BEST (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to government officials or employees from corporate funds, or established or maintained any unlawful or unrecorded funds, or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Neither BEST nor, to the Knowledge of BEST, any director, officer, employee, or any other Person acting on behalf of BEST, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Entity, or otherwise engaged in any activity that may violate any Anti-Corruption Law or any Anti-Money Laundering Laws. “Anti-Corruption Laws” means all requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which BEST does business. “Anti-Money Laundering Laws” means all requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law of those jurisdictions in which BEST does business or otherwise or are subject to prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

(w)    Customers and Suppliers. There exists no actual, or to BEST’s Knowledge, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between BEST, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with BEST are individually or in the aggregate material to the business or operations of BEST, or BEST, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with BEST are individually or in the aggregate material to the business or operations of BEST.

(x)    Full Disclosure.  All of the representations and warranties made by BEST in this Agreement, including the Schedules thereto, and all statements set forth in the certificates delivered by BEST at the Closing pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.  The copies of all documents furnished by BEST pursuant to the terms of this Agreement are complete and accurate copies of the original documents in all material respects.  The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to NOWTRANSIT or its representatives by or on behalf of BEST and the BEST Shareholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

3.02    Representations and Warranties of NOWTRANSIT.  NOWTRANSIT and the NOWTRANSIT Shareholder Representative hereby jointly and severally represent and warrant to BEST and the BEST Shareholders that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

(a)    Organization, Standing and Corporate Power.  NOWTRANSIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted.  NOWTRANSIT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on NOWTRANSIT.

(b)    Subsidiaries.  NOWTRANSIT does not have any subsidiaries and does not own directly or indirectly, any other equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

(c)    Capitalization of NOWTRANSIT; Organizational Documents.

(i)    Capitalization. The authorized capital stock of NOWTRANSIT consists of (1) 75,000,000 shares of common stock, par value $0.0001 per share, of which (a) 5,461,500 shares are issued and outstanding (before giving effect to the issuances to be made at Closing); and (2) 5,000,000 shares of “blank check” preferred stock, of which 1,000,000 shares are designated as Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), 140,000 of which shares of Series A are issued and outstanding. Each share of Series A Preferred Stock is convertible into three shares of NOWTRANSIT common stock. There are no shares of NOWTRANSIT capital stock held by it as treasury stock. All outstanding shares of NOWTRANSIT’s capital stock have been duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provisions of the Laws of NOWTRANSIT’s jurisdiction of incorporation, NOWTRANSIT’s articles of incorporation or bylaws or any contract to which NOWTRANSIT is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of NOWTRANSIT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of NOWTRANSIT common stock may vote. Except as disclosed in Schedule 3.02(c)(i) regarding the Series A Preferred Stock, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which NOWTRANSIT is a party or by which it is bound, (x) obligating NOWTRANSIT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, NOWTRANSIT, (y) obligating NOWTRANSIT to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic rights inuring to holders of capital stock of NOWTRANSIT. There are no outstanding contracts or obligations of NOWTRANSIT to repurchase, redeem or otherwise acquire any shares of the capital stock of NOWTRANSIT. Except as set forth above, no shares of capital stock or other equity securities of NOWTRANSIT are issued, reserved for issuance or outstanding. All of the shares of common stock issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable, not subject to preemptive rights, free and clear of all liens and restrictions, other than restrictions on transfer imposed by this Agreement and the Securities Act, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of NOWTRANSIT.

(ii)    Corporate Documents. Schedule 3.02(c)(ii) sets forth a true and correct copy of NOWTRANSIT’s Articles of Incorporation and Bylaws and Certificate of Designation for the Series A Preferred Stock as currently in effect. The stockholder list provided to BEST is a current stockholder list generated by its stock transfer agent setting forth all of NOWTRANSIT’s common stock shareholders, and such list accurately reflects all of the issued and outstanding shares of NOWTRANSIT common stock. The minute books (containing the records or meetings of the shareholders, the board of directors and any committees of the board of directors), and the stock certificate books and the stock record books of NOWTRANSIT, each as provided to BEST, are true and complete, and account for all of the issued and outstanding shares of NOWTRANSIT capital stock and shares which have been returned to NOWTRANSIT or otherwise cancelled

(d)    Authority; Non-contravention. NOWTRANSIT has all requisite power, authority, consents and approvals to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by

NOWTRANSIT and the consummation by NOWTRANSIT of the transactions contemplated hereby have been duly authorized by all necessary action on the part of NOWTRANSIT. This Agreement has been duly executed and delivered by NOWTRANSIT and when duly executed and delivered by the other Parties hereto, will constitute a valid and binding obligation of NOWTRANSIT, enforceable against NOWTRANSIT in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.  The execution and delivery of this Agreement by NOWTRANSIT and the observance and performance by NOWTRANSIT of the terms and provisions contained herein (i) do not conflict with or constitute a violation or breach by NOWTRANSIT of any applicable Laws, or any provision of any other contract or instrument to which NOWTRANSIT is a party or by which it is bound or (ii) conflict with or violate any Law, order, or other restriction of any Governmental Entity or person.

(e)    Authorizations. Except as set forth in Schedule 3.02(e) no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any person or Governmental Entity, is required by or with respect to NOWTRANSIT in connection with the execution and delivery of this Agreement by NOWTRANSIT, or the consummation by NOWTRANSIT of the transactions contemplated hereby.

(f)    SEC Reports and Financial Statements. NOWTRANSIT has filed with the SEC all reports and other filings required to be filed by NOWTRANSIT in accordance with the Exchange Act and the rules and regulations promulgated thereunder (the “NOWTRANSIT SEC Reports”) since at least August 31, 2020, assuming NOWTRANSIT were required to file such reports under Section 13 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”). As of their respective dates, the NOWTRANSIT SEC Reports complied in all material respects with the applicable requirements of the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such NOWTRANSIT SEC Reports and, except to the extent that information contained in any NOWTRANSIT SEC Report has been revised or superseded by a later NOWTRANSIT SEC Report filed and publicly available prior to the date of this Agreement, none of the NOWTRANSIT SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NOWTRANSIT included in NOWTRANSIT SEC Reports were prepared from and are in accordance with the accounting books and other financial records of NOWTRANSIT, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of NOWTRANSIT and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the NOWTRANSIT SEC Reports, NOWTRANSIT has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the ordinary course of business which are not material in amount. The NOWTRANSIT SEC Reports accurately disclose (i) the terms and provisions of all stock option plans, (ii) transactions with Affiliates, and (iii) all material contracts required to be disclosed pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC.

(g)    Events Subsequent to NOWTRANSIT Audited Balance Sheet. Since August 31, 2021, the date of the audited NOWTRANSIT Balance Sheet, except (1) as is disclosed in the NOWTRANSIT SEC Reports filed on or before the date of this Agreement or (2) transactions contemplated by this Agreement, there is not and has not been any of the following with respect to NOWTRANSIT:

(i)    change or amendment into its Articles of Incorporation and/or Bylaws;

(ii)    reclassification, split-up or other change in, or amendment of or modification to, the rights of the holders of any of its capital stock;

(iii)    direct or indirect redemption, purchase or acquisition by NOWTRANSIT of any of its capital stock or of any interest in or right to acquire any such stock;

(iv)    issuance, sale, or other disposition of any capital stock, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock;

(v)    declaration, set aside, or payment of any dividend or any distribution with respect to its capital stock (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its capital stock;

(vi)    event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on NOWTRANSIT;

(vii)    issuance of any note, bond or other debt security, or creation, incurrence, assumption, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $2,500;

(viii)     creation or other incurrence by NOWTRANSIT of any lien on any asset;

(ix)    capital expenditure (or series of related capital expenditures) involving more than $1,000;

(x)    capital investment in, any loan to, or any acquisition of the securities or assets of, any other person or entity (or series of related capital investments, loans and acquisitions) involving more than $2,500;

(xi)    transaction or commitment made, or any contract or agreement entered into, by NOWTRANSIT relating to its assets or business (including the disposition of any assets) or any relinquishment by NOWTRANSIT of any contract or other right, in either case, material to NOWTRANSIT, other than transactions contemplated by this Agreement;

(xii)    employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xiii)    increase in the compensation of any of its directors, officers and employees;

(xiv)    entrance into any transaction with any officer, director, employee or other Affiliate of NOWTRANSIT; or

(xv)    payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(xvi)    agreement or commitment to do any of the foregoing.

(h)    Certain Fees.  Except as set forth on Schedule 3.02(h), no brokerage or finder’s fees or commissions are or will be payable by NOWTRANSIT to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(i)    Litigation; Labor Matters.

(i)    There is no suit, action or proceeding or investigation pending or, to the Knowledge of NOWTRANSIT, threatened against or affecting NOWTRANSIT, by any Governmental Entity or any other person. Nor to NOWTRANSIT’s Knowledge is there any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on NOWTRANSIT., Nor to the Knowledge of the NOWTRANSIT Shareholder Representative is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NOWTRANSIT. Neither NOWTRANSIT to the Knowledge of the NOWTRANSIT Shareholder Representative nor the NOWTRANSIT Shareholder Representative is or has been subject of any action, proceeding or investigation involving a claim or violation of or liability under federal or state securities laws.

(ii)    NOWTRANSIT is not a party to, or bound by, any collective bargaining agreement, contract or other labor union agreements or understandings with a labor union or labor organization.

(iii)    Except as set forth in Schedule 3.02(iii), NOWTRANSIT does not have any employees, independent contractors or other Persons providing services to them.

(j)    Benefit Plans.  NOWTRANSIT is not a party to any benefit plan or otherwise has any obligation to provide benefits to any current or former employee, officer or director of NOWTRANSIT.

(k)    Certain Employee Payments.  NOWTRANSIT is not a party to any agreement which could result in the payment or liability to any current, former or future director or employee of NOWTRANSIT.

(l)    Tax Returns and Tax Payments.

(i)    NOWTRANSIT has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions).  All such Tax Returns are true, correct and complete in all respects.  All Taxes due and owing by NOWTRANSIT has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required).

(ii)    No material claim for unpaid Taxes has been made or become a lien against the property of NOWTRANSIT or is being asserted against NOWTRANSIT; no audit of any Tax Return of NOWTRANSIT is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by NOWTRANSIT and is currently in effect.  NOWTRANSIT has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(m)    Compliance with Laws.  NOWTRANSIT is in compliance with all Laws in all material respects.   Neither NOWTRANSIT nor the NOWTRANSIT Shareholder Representative have received any written (including email or other form of electronic communication) notice regarding any violation of Laws, including any investigatory, remedial or corrective obligations, all as relating to NOWTRANSIT.

(n)    Material Contracts; Defaults. Except as disclosed in and filed with the NOWTRANSIT SEC Reports, there are no contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of NOWTRANSIT. NOWTRANSIT is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on NOWTRANSIT.

(o)    Properties.  NOWTRANSIT does not own any real property.  NOWTRANSIT has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business. All such assets and properties, other than assets and properties in which NOWTRANSIT has leasehold interests, are free and clear of all material Encumbrances.

(p)    Intellectual Property.  NOWTRANSIT does not own, use or license any Intellectual Property Rights in its business as presently conducted.

(q)    Transactions with Related Parties. Except as set forth in the NOWTRANSIT SEC Reports, none of the officers, directors or 5% shareholders of NOWTRANSIT has engaged in a transaction with NOWTRANSIT (other than for services as employees, officers and directors) involving an amount exceeding $1,000.

(r)    Board Determination.  The board of directors of NOWTRANSIT has unanimously determined that the terms of the Share Exchange are fair to and in the best interests of NOWTRANSIT and its shareholders.

(s)    Required NOWTRANSIT Share Issuance Approval. NOWTRANSIT represents that the issuance of the Exchange Shares to BEST will be in compliance with the Nevada Revised Statutes and the Bylaws of NOWTRANSIT, subject to the accuracy and completeness of the representations and warranties of BEST and the BEST Shareholders set forth herein.

(t)    Undisclosed Liabilities. Except as set forth in Schedule 3.02(t) to their Knowledge, (i) NOWTRANSIT has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise), (ii) there is no action, proceeding or investigation pending, or to the Knowledge of NOWTRANSIT, threatened against NOWTRANSIT that would reasonably be expected to give rise to any such liability, and (iii) there are no financial or contractual obligations of NOWTRANSIT which will be executory or otherwise outstanding following the Closing Date except for liabilities or obligations reflected or reserved against in the NOWTRANSIT SEC Documents incurred in the ordinary course of business.

(u)    Shell Corporation. NOWTRANSIT is a shell corporation as defined by Rule 144(i) under the Securities Act with no material assets or liabilities.

(v)    Full Disclosure.  All of the representations and warranties made by NOWTRANSIT and the NOWTRANSIT Shareholder Representative in this Agreement, including the Schedules hereto, and all statements set forth in the certificates delivered by NOWTRANSIT and the NOWTRANSIT Shareholder Representative at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.  The copies of all documents furnished by NOWTRANSIT pursuant to the terms of this Agreement are complete and accurate copies of the original documents in all material respects.

(w)    Powers of Attorney. There are no outstanding powers of attorney executed on behalf of NOWTRANSIT.

(x)    Questionable Payments. Neither NOWTRANSIT nor any director, officer, or employee of NOWTRANSIT has, in violation of any Law applicable to NOWTRANSIT (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to government officials or employees from corporate funds, or established or maintained any unlawful or unrecorded funds, or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Neither NOWTRANSIT nor, to the Knowledge of NOWTRANSIT or the NOWTRANSIT Shareholder Representative, any director, officer, employee, or any other Person acting on behalf of NOWTRANSIT, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Entity, or otherwise engaged in any activity that may violate any Anti-Corruption Law or any Anti-Money Laundering Laws. “Anti-Corruption Laws” means all requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which NOWTRANSIT does business. “Anti-Money Laundering Laws” means all requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law of those jurisdictions in which NOWTRANSIT does business or otherwise or are subject to prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

(y)    Books, Financial Records and Internal Controls. To their Knowledge, all the accounts, books, registers, ledgers, NOWTRANSIT Board minutes and financial and other records of whatsoever kind of NOWTRANSIT have been fully, properly and accurately kept and completed and have been made available to BEST; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of NOWTRANSIT. NOWTRANSIT does not maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(z)    No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by NOWTRANSIT to arise, between NOWTRANSIT and any accountants and/or lawyers formerly or presently engaged by NOWTRANSIT. NOWTRANSIT is current with respect to fees owed to its accountants and lawyers.

ARTICLE 4.
COVENANTS RELATING TO CONDUCT OF BUSINESS
PRIOR TO SHARE EXCHANGE

4.01    Conduct of Business of BEST and NOWTRANSIT. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, each of BEST and NOWTRANSIT agrees that they shall, except as otherwise expressly contemplated by this Agreement or mutually agreed to in writing, conduct their respective businesses in the ordinary course of business consistent with past practice, and use commercially reasonable efforts to maintain and preserve intact their respective organizations, businesses and franchises, goodwill and relationships of their respective employees, customers, lenders, suppliers, regulators and others having business relationships with BEST or NOWTRANSIT, as the case may be.

4.02    Current Information.

(a)    During the period from the date of this Agreement to the Closing, each Party hereto shall promptly notify each other Party of any (i) significant change in its ordinary course of business; or (ii) event which such Party reasonably believes could be expected to have a Material Adverse Effect on the ability of any Party hereto to consummate the Share Exchange.

(b)    During the period from the date of this Agreement to the Closing Date, NOWTRANSIT shall promptly notify BEST of any correspondence received from any Governmental Entity, and shall deliver a copy of such correspondence to BEST within one business day of receipt.

4.03    Material Transactions. .  From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, neither BEST nor NOWTRANSIT will, other than (i) as expressly contemplated by the terms of this Agreement, (ii) transactions described on Schedule 4.03(a) (in the case of BEST), or Schedule 4.03(b) (in the case of NOWTRANSIT), (iii) with the written consent of such other Party: knowingly take any action that would cause any of the changes, events or conditions described in Section 3.01(i) (in the case of BEST) or Section 3.02(g) (in the case of NOWTRANSIT) to occur or enter into any transaction involving more than $25,000 in total consideration.

4.04    Additional NOWTRANSIT Covenants. As a condition of Closing, NOWTRANSIT makes the following covenants:

(a)    Prior to Closing, NOWTRANSIT shall provide BEST with a shareholders’ list certified by the Company’s transfer agent which shall account for all of the issued and outstanding shares of common stock of NOWTRANSIT with confirmation that all such shares, other than the shares being retained by the NOWTRANSIT shareholders have been returned to NOWTRANSIT’s Treasury or in the alternative, cancelled, and a stock ledger setting forth its outstanding shares of preferred stock.

(b)    Prior to Closing, NOWTRANSIT shall file all reports required to be filed with the SEC assuming NOWTRANSIT were required to file reports under Section 13 or 15(d) of the Exchange Act.

ARTICLE 5.
ADDITIONAL AGREEMENTS

5.01    Access to Information; Confidentiality.

(a)    BEST shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to NOWTRANSIT and its representatives reasonable access during normal business hours during the period prior to the Closing Date to its and to BEST’s properties, books, contracts, commitments, personnel and records and, during such period, BEST shall, and shall cause its officers, employees and representatives to, furnish promptly to NOWTRANSIT all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

(b)    NOWTRANSIT shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to BEST and its representatives reasonable access during normal business hours during the period prior to the Closing Date to its and to NOWTRANSIT’S properties, books, contracts, commitments, personnel and records and, during such period, NOWTRANSIT shall, and shall cause its officers, employees and representatives to, furnish promptly to BEST all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

5.02    Commercially Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Exchange and the other transactions contemplated by this Agreement.

5.03    Public Announcements.  NOWTRANSIT, on the one hand, and BEST, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.  The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

5.04    Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

5.05    Form 10 Information. BEST shall provide NOWTRANSIT with its audited financial statements, unaudited interim financial statements and all footnotes thereto prepared in accordance with GAAP, auditor’s letters relating to its business, and such other information as may be requested by NOWTRANSIT (the “Form 10 Financial Information”) to prepare and file a Form 10 under the Exchange Act (the “Form 10”), which the Parties acknowledge and agree must be drafted and in substantially final form as mutually agreed by the parties prior to the Closing. BEST shall provide such Form 10 Financial Information promptly so as to allow NOWTRANSIT and its independent registered public accounting firm (the “Firm”) to: (i) review all financial statements relating to BEST as shall be required to be included in the Form 10, and (ii) timely file the Form 10. BEST shall in a prompt and timely manner provide the Firm with such management representations as may be requested by the Firm in connection with its review of any financial statements for BEST relating to the Form 10.

5.06    Post-Closing Cooperation. After the Closing Date, the NOWTRANSIT Shareholder Representative shall use his commercially reasonable efforts to provide such information available to him, including information, filings, reports, financial statements or other circumstances of NOWTRANSIT occurring, reported or filed prior to the Closing, as may be necessary or required for the preparation of the post-Closing Date reports or registration statements that NOWTRANSIT is required to file with the SEC, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

5.07   Capital Changes. From the date hereof until the 18-month anniversary of this Agreement, the company shall not undertake a reverse or forward stock split or reclassification of the Common Stock except in connection with the listing of the Common Stock (and if required other securities) on an exchange operated by The Nasdaq Stock Market or the New York Stock Exchange without the prior written consent of Justin Earl as the Nowtransit shareholder representative.

ARTICLE 6.
CONDITIONS PRECEDENT

6.01    Conditions to Each Party’s Obligation to Effect the Share Exchange.  The obligation of each Party to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)    No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Share Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Share Exchange that makes consummation of the Share Exchange illegal.

(b)    Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a Material Adverse Effect on NOWTRANSIT or BEST shall have been obtained, made or occurred.

(c)    No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by BEST, NOWTRANSIT or any of their respective subsidiaries, or to dispose of or hold separate any material portion of the business or assets of BEST or NOWTRANSIT.

(d)    Closing Deadline. The Closing shall have occurred by February 24, 2023, unless extended by the mutual written agreement of the Parties.

6.02    Conditions Precedent to Obligations of NOWTRANSIT. The obligations of NOWTRANSIT to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)    Representations, Warranties and Covenants.  The representations and warranties of BEST and the BEST Shareholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date except for changes since the date of this Agreement contemplated by this Agreement, and (ii) BEST shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Closing Date.

(b)    Consents.  NOWTRANSIT shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)    No Material Adverse Effect.  There shall not have occurred any Material Adverse Effect on BEST.

(d)    Delivery of the Assignment of Ownership Interest.  BEST and the BEST Shareholders shall have delivered all share certificates and other documents including executed stock powers evidencing the transfer and assignment of the Ownership Interest to NOWTRANSIT as of the Closing Date.

(e)    Financial Statements.  NOWTRANSIT shall have received from BEST the BEST Financial Statements and proforma financial statements as required to be filed by NOWTRANSIT in the Form 10 pursuant to the Exchange Act, the results of which shall satisfactory to NOWTRANSIT in its sole discretion.

(f)     [Intentionally deleted]

(g)    Board Resolutions. NOWTRANSIT shall have received resolutions duly adopted by BEST’s board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(h)    Closing Certificates. NOWTRANSIT shall have received such certificates and documents reasonably requested by NOWTRANSIT, including closing certificates from the BEST Shareholder Representative, evidencing compliance by BEST and the BEST Shareholders with the representations, warranties and covenants required to be performed by them on or before the Closing.

(i)    Additional Best Deliverables. As of the Closing, Best shall have delivered to Nowtransit such waivers, consents and agreements executed by any and all Best lenders and counter parties to contracts to which Best is a party, as are necessary in Nowtransit’s discretion to permit the Share Exchange without affecting the provisions of such contracts, agreements and instruments to which Best is bound, including without limitation any change of control provisions contained therein which may be implicated by the Share Exchange contemplated by this Agreement.

6.03    Conditions Precedent to Obligation of BEST.  The obligation of BEST and the BEST Shareholders to effect the Share Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)    Representations, Warranties and Covenants.  The representations and warranties of NOWTRANSIT and the NOWTRANSIT Shareholder Representative in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date except for changes contemplated by this Agreement since the date of this Agreement, and (ii) NOWTRANSIT shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Closing Date.

(b)    Consents.  BEST shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c)    No Material Adverse Effect.  There shall not have occurred any Material Adverse Effect on NOWTRANSIT.

(d)    OTC Quotation. NOWTRANSIT shall have maintained its status as a company whose common stock is quoted on the Pink Market operated by OTC Markets Group, Inc.

(e)    No Suspensions of Trading in NOWTRANSIT Shares. Trading in shares of NOWTRANSIT common stock shall not have been suspended by the SEC or any trading market on which the common stock is quoted as of the Closing Date (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding NOWTRANSIT) at any time since the date of execution of this Agreement, and NOWTRANSIT shall have been at all times since such date maintained the quotation for trading on such trading market.

(f)    Board Resolutions. BEST shall have received resolutions duly adopted by NOWTRANSIT’s board of directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(g)    Resignations. NOWTRANSIT shall have delivered to BEST the resignation of Justin Earl as an officer of NOWTRANSIT.

(h)    New Directors. NOWTRANSIT shall have delivered to BEST resolutions as to the appointment of its director designees as set forth in Section 1.03(a) of this Agreement;

(i)    Issuance of Exchange Shares. NOWTRANSIT shall issue or caused to be issued to each of the BEST Shareholders of BEST the Exchange Shares as described in Section 1.01(b) hereof.

(j)    Absence of Liabilities. NOWTRANSIT, as of the Closing Date, shall not have any indebtedness, liabilities or other obligations in excess of $30,000 and shall not have any liens against its properties or assets, and NOWTRANSIT shall have delivered to BEST its Certificate evidencing all such outstanding indebtedness, liabilities and obligations as of the Closing Date.

(k)    Closing Certificates. BEST shall have received such certificates and documents reasonably requested by BEST, including closing certificates, evidencing compliance by NOWTRANSIT and the NOWTRANSIT Shareholder Representative with the representations, warranties and covenants required to be performed by them on or before the Closing.

ARTICLE 7.
TERMINATION, AMENDMENT AND WAIVER

7.01    Termination.  This Agreement may be terminated and abandoned at any time prior to the Closing Date of the Share Exchange:

(a)    by mutual written consent of NOWTRANSIT and BEST;

(b)    by either NOWTRANSIT or BEST, if the Closing shall have not been consummated by February 24, 2023; provided, however, that NOWTRANSIT may not terminate this Agreement pursuant to this Section 7.01(b) if NOWTRANSIT is in material breach of this Agreement, and BEST may not terminate this Agreement pursuant to this Section 7.01(b) if BEST is in material breach of this Agreement;

(c)    by BEST by written notice to the NOWTRANSIT if:

(i)    neither BEST nor the BEST Shareholders is then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by NOWTRANSIT or the NOWTRANSIT Shareholder Representative pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 6 and such breach, inaccuracy or failure has not been cured by NOWTRANSIT within 20 days of NOWTRANSIT’s receipt of written notice of such breach from BEST; or

(ii)    an event has occurred such that any of the conditions set forth in Article 6 cannot be satisfied, unless such event is the material breach of any provision of this Agreement by BEST or the BEST Shareholders;

(d)    by NOWTRANSIT by written notice to BEST if:

(i)    neither NOWTRANSIT nor the NOWTRANSIT Shareholder Representative is then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by BEST or the BEST Shareholder pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by BEST or the BEST Shareholders within 20 days of BEST’s receipt of written notice of such breach from NOWTRANSIT; or

(ii)    an event has occurred such that any of the conditions set forth in Article VI cannot be satisfied, unless such event is the material breach of any provision of this Agreement by NOWTRANSIT or the NOWTRANSIT Shareholder Representative.

(e)    by BEST, pursuant to the provisions of Section 4.05.

7.02    Procedure and Effect of Termination.  In the event of the termination of this Agreement by NOWTRANSIT or BEST, written notice thereof shall forthwith be given by the terminating Party to the other Parties.  If this Agreement is terminated as provided herein (a) each Party will redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; provided, that each Party may retain one copy of all such documents for archival purposes in the custody of its outside counsel and (b) all filings, applications and other submission made by any Party to any Person, including any Governmental Entity, in connection with the transactions contemplated hereby shall, to the extent practicable, be withdrawn by such Party from such Person. In the event of termination of this Agreement by either BEST or NOWTRANSIT as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of NOWTRANSIT or BEST, other than the provisions of Sections 3.01(j), 3.02(h), [4.05,] 5.01, 5.04, this Section 7.02 and Article 9.

7.03    Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

7.04    Extension; Waiver.  At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE 8.
INDEMNIFICATION

8.01    Indemnity of BEST and the BEST Shareholders by NOWTRANSIT and the NOWTRANSIT Shareholder Representative. Subject to the terms and conditions set forth in this Article VIII, from and after the Closing Date NOWTRANSIT and the NOWTRANSIT Shareholder Representative agree to defend, indemnify and hold harmless BEST and the BEST Shareholders from and against, and to reimburse BEST and the BEST Shareholders with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively, “Losses”), asserted against or incurred by BEST and the BEST Shareholders to the extent arising out of, or in connection with: (i) any material breach of any representation or warranty contained in this Agreement made by NOWTRANSIT or the NOWTRANSIT Shareholder Representative or in any document or certificate delivered by NOWTRANSIT Shareholder Representative pursuant to the provisions of this Agreement thereby; or (ii) any breach by NOWTRANSIT of any covenant, obligation or agreement made by NOWTRANSIT in this Agreement.

8.02    Indemnity of NOWTRANSIT by BEST. Subject to the terms and conditions set forth in this Article VIII, from and after the Closing Date BEST and the BEST Shareholder Representative agree to defend, indemnify and hold harmless NOWTRANSIT and the NOWTRANSIT shareholders from and against, and to reimburse NOWTRANSIT with respect to, all Losses asserted against or incurred by NOWTRANSIT to the extent arising out of a third party claim brought against NOWTRANSIT or the NOWTRANSIT shareholders to the extent based upon a breach of the representations and warranties of BEST in this Agreement made by BEST or the BEST Shareholders, or in any document or certificate delivered by BEST pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby. All claims of the NOWTRANSIT shareholders pursuant to this Section 8.02 shall be made by NOWTRANSIT Shareholder Representative on behalf of those Persons who were stockholders of NOWTRANSIT immediately prior to the Closing Date.

8.03    Indemnification Procedure. A Party seeking indemnification pursuant to this Article VIII (an “Indemnified Party”) shall give prompt notice to the other Party or Parties against whom such indemnification is sought (as applicable, the “Indemnifying Party”) of any claim for indemnification arising hereunder this Article 8. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel of its choosing that is reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements for one law firm in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action.  In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such

Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

8.04    Indemnification Payments. If any Indemnifying Party becomes obligated to indemnify any Indemnified Party for any Losses under this Article 8 as established pursuant to (a) a final and non-appealable judgment, order, award or determination of a court of competent jurisdiction or other Governmental Entity or (b) the mutual agreement of the Indemnifying Party and the Indemnified Party, such payment shall be made promptly by such Indemnifying Party, but in any event within 30 days.

For any indemnification payments that are payable by NOWTRANSIT under Section 8.01 above, such indemnifications payments shall be paid by issuing additional shares of NOWTRANSIT common stock to the BEST Shareholders on a pro rata basis in an amount equal to the required indemnification payment. The value of each share of NOWTRANSIT common stock issued for such payment shall be determined by using the price of NOWTRANSIT common stock as of (i) the day prior to the first public announcement of the Share Exchange following full execution of this Agreement by the Parties, or (ii) the date NOWTRANSIT incurs the Losses, whichever is lower.

For any indemnification payments that are payable by the BEST Shareholders under section 8.03 above, such indemnifications payments may, in whole or in part, be paid by surrendering Exchange Shares to NOWTRANSIT in an amount equal to each BEST Shareholders required indemnification payment. The value of each Exchange Share issued for such payment shall be determined by using the price of NOWTRANSIT common stock as of (i) the day prior to the first public announcement of the Share Exchange following full execution of this Agreement by the parties, or (ii) the date NOWTRANSIT incurs the Losses, whichever is lower.

8.05    Survival. Each of the representations and warranties set forth in this Agreement and all indemnity obligations hereunder related to breaches of such representations and warranties will expire on the date that is 12 months after the Closing Date (the “Expiration Date”). No claim, lawsuit or other proceeding arising out of or related to the breach or inaccuracy of any representation or warranty set forth in this Agreement may be made by any Party unless notice of any such claim for indemnification with respect to such breach or inaccuracy is given to the Indemnifying Party on or prior to the Expiration Date. Notwithstanding anything in this Agreement to the contrary, the rights and remedies under this Article 8 with respect to any claim, lawsuit or other proceeding (including recovery of Losses in respect thereof) for which notice has been given prior to the Expiration Date will survive until such claim, lawsuit or other proceeding has been finally resolved.

ARTICLE 9.
GENERAL PROVISIONS

9.01    BEST Shareholder Representative

(a)    By executing this Agreement each BEST Shareholder shall have irrevocably authorized and appointed BEST Shareholder Representative as such Person’s representative and attorney-in-fact to act on behalf of such Person and such Person's successors and assigns with respect to this Agreement and to take any and all actions and make any decisions required or permitted to be taken by BEST Shareholder Representative pursuant to this Agreement, including, without limitation, the exercise of the power to:

(i)    give and receive notices and communications;

(ii)    agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification made by BEST or the BEST Shareholders pursuant to Article 8;

(iii)    execute and deliver all documents necessary or desirable to carry out the intent of this Agreement;

(iv)    make all elections or decisions contemplated by this Agreement;

(v)    engage, employ or appoint any representatives to assist BEST Shareholder Representative in complying with its duties and obligations; and

(vi)    take all actions necessary or appropriate in the good faith judgment of BEST Shareholder Representative for the accomplishment of the foregoing.

(b)    NOWTRANSIT and the NOWTRANSIT Shareholder Representative shall be entitled to deal exclusively with BEST Shareholder Representative on all matters relating to this Agreement and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any BEST Shareholder by BEST Shareholder Representative, and on any other action taken or purported to be taken on behalf of any BEST Shareholder by BEST Shareholder Representative, as being fully binding upon such Person. Notices or communications to or from BEST Shareholder Representative shall constitute notice to or from each of BEST Shareholder. Any decision or action by BEST Shareholder Representative hereunder, shall constitute a decision or action of all Members and shall be final, binding and conclusive upon each such Person. No BEST Shareholder shall have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one or more BEST Shareholder or by operation of Law, whether by death or other event.

(c)    The BEST Shareholder Representative, in its capacity as the BEST Shareholder Representative, shall not be liable to the BEST Shareholder for actions taken pursuant to this Agreement, except to the extent such actions shall have been determined by a court of competent jurisdiction to have constituted a willful violation of applicable Law or willful misconduct in the performance of the BEST Shareholder Representative's duties under this Agreement. BEST shall indemnify and hold harmless BEST Shareholder Representative from and against, compensate it for, reimburse it for and pay any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with its activities as BEST Shareholder Representative under this Agreement (the “Representative Losses”), in each case as such BEST Shareholder Representative Loss is suffered or incurred.

9.02    Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below or at such other address for a party as shall be specified by like notice by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery, as follows.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via email set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Time) on a business day, (b) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (c) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to NOWTRANSIT:

Nowtransit, Inc.

2825 East Cottonwood Parkway

Suite 500 - #5130

Salt Lake City, UT 84121

Attention: Justin Earl

Tel: (801) 810-6209

Email: jearl@nowtransit.co

with a copy, by email, to:

Nason, Yeager, Gerson, Harris & Fumero P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, FL 33410

Attention: Michael Harris, Esq.

Tel: (561) 471-3507

Email: mharris@nasonyeager.com

If to BEST:

Best 365 Labs, Inc.

Attn: Darren Lopez

2722 S West Temple

Salt Lake City, Utah 84115

Email: darren@best365labs.com

with a copy, by email, to:

Chris Cannon

1160 S State, Suite 50

Orem, Utah 84097

Tel: 801-362-8300

Email: chriscannon@gmail.com

(which copy shall not constitute notice)

9.03    If to General Definitions. For purposes of this Agreement:

(a)    an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)    “Knowledge” means, except as explicitly provided herein, actual knowledge or such knowledge a Party would acquire after conducting a reasonable investigation.

(c)    “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Entity.

(d)    “Material Adverse Change” or “Material Adverse Effect” means, when used in connection with BEST, an BEST Shareholder, NOWTRANSIT, or the NOWTRANSIT Shareholder Representative, any change or effect that (i) either individually or in the aggregate with all other such changes or effects is materially adverse to the business, prospects, assets, properties, condition (financial or otherwise) or results of operations of such Party and its subsidiaries taken as a whole, or (ii) could reasonably be expected to prevent or materially delay the ability of such Party to consummate the transactions contemplated by this Agreement in accordance with its terms.;

(e)    “Party” means NOWTRANSIT, NOWTRANSIT Shareholder Representative, BEST, any BEST Shareholder and the BEST Shareholder Representative.

(f)    “Person” or “Persons” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

(g)    “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

9.04    Interpretation.  When a reference is made in this Agreement to this Agreement, such reference shall also mean and include the Schedules and Exhibits to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

9.05    Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

9.06    Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Parties hereby expressly consent to the exclusive jurisdiction of the state and federal courts located in Clark County, Nevada, for any lawsuit against either party arising from or related to this Agreement and no other jurisdiction.

9.07    Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.08    Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and without the requirement of posting any bond or other security.  In addition, each of the Parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

9.09    Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

9.10    Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties.  No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

9.11    Attorneys’ Fees.  Subject to any limitations in Article 8 in this Agreement, in the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final non-appealable judgment on the merits, reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

9.12    Currency.  All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NOWTRANSIT, Inc.

By:

Justin Earl, CEO

Best 365 Labs, Inc.

By:

Darren Lopez, CEO

Best 365 Lab, Inc. Shareholder Representative

By:

Darren Lopez

NOWTRANSIT, Inc. Shareholder Representative

By:

Justin Earl

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Ageless Holdings, LLC

By:

Name:

Title:

Amount of shares of common stock: 2,675,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Darren López

Amount of shares of common stock: 1,175,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Dan Schmidt

Amount of shares of common stock: 1,000,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: John Chymboryk

Amount of shares of common stock: 500,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Dr. Steven Warren

Amount of shares of common stock: 500,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Steven Jester

Amount of shares of common stock: 300,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Zac Miner

Amount of shares of common stock: 150,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Wilma Lazaro Urcinole

Amount of shares of common stock: 150,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Oscar Johnson

Amount of shares of common stock: 50,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Whitney López

Amount of shares of common stock: 150,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Chris Cannon

Amount of shares of common stock: 500,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

M7 Group

By:

Name:

Title:

Amount of shares of common stock: 500,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Maikowski Marketing LLC

By:

Name:

Title:

Amount of shares of common stock: 100,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Nathan Peterson

Amount of shares of common stock: 100,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Steve Hammer

Amount of shares of common stock: 500,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Bai Holdings, LLC

By:

Name:

Title:

Amount of shares of common stock: 500,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Taunya Morris

Amount of shares of common stock: 50,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Kyle Holden

Amount of shares of common stock: 50,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Jim Markey

Amount of shares of common stock: 50,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Todd Evans

Amount of shares of common stock: 50,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Jeremy Een

Amount of shares of common stock: 200,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

By:

Name: Matthew Gibbons

Amount of shares of common stock: 150,000

Address:

Email:

[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

SLS Group LLC

By:

Name:

Title:

Amount of shares of common stock: 282,000

Address:

Email:

[Signature Page to Share Exchange Agreement]